Exhibit 99.1

Cesca Therapeutics Inc. Announces Pricing of Public Offering of up to 900,000 shares of Common Stock

RANCHO CORDOVA, CA, November 29, 2017 — Cesca Therapeutics Inc. (“Cesca”) (NASDAQ: KOOL) a market leader in automated cell processing and point-of-care, autologous cell-based therapies, today announced that it has priced a best efforts registered public offering of up to an aggregate of 900,000 shares of the Company’s common stock at a price to the public of $3.00 per share. The offering is expected to close on or about December 1, 2017, subject to the satisfaction of customary closing conditions.

Dawson James Securities, Inc. is acting as exclusive placement agent for the offering.

The aggregate gross proceeds of the offering are anticipated to be up to approximately $2.7 million. After deducting the placement agent's commission and other estimated offering expenses payable by the Company, the net proceeds to the Company are anticipated to be up to approximately $2.3 million. Cesca intends to use the net proceeds from this offering for general corporate purposes, including working capital.

The shares are being offered pursuant to an effective shelf registration statement on Form S-3, as amended (File No. 333-212314), that was previously filed with the Securities and Exchange Commission (SEC) and declared effective on August 1, 2016. The securities may be offered only by means of a prospectus. The prospectus has been filed with the SEC and is available on the SEC's website located at http://www.sec.gov. The preliminary prospectus supplement related to the offering will be available on the SEC's website located at http://www.sec.gov and may also be obtained from Dawson James Securities, Inc., Attention: Prospectus Department, 1 North Federal Highway, 5th Floor, Boca Raton, FL 33432, mmaclaren@dawsonjames.com, or toll free at 866.928.0928.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor may there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cesca Therapeutics Inc.

Cesca is a leading regenerative medicine company that develops, commercializes and markets a range of automated technologies for cell-based therapeutics. Its device division, ThermoGenesis, provides a full suite of solutions for automated clinical biobanking, point-of-care applications, and automation for immuno-oncology. Cesca is also leveraging its proprietary AutoXpress® technology platform to develop an automated, functionally-closed CAR-TXpress platform that addresses cellular manufacturing needs in the immuno-oncology field.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect Cesca’s current expectations concerning future events and results. Forward-looking statements based on Cesca’s current assumptions, expectations and beliefs are generally identifiable by use of words “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or similar expressions and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. Such forward-looking statements, including those concerning our expectations, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, those risk factors discussed in Item 1A of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) as well as other documents that may be filed by Cesca from time to time with the SEC, which are available at www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release.

Company Contact:

Cesca Therapeutics Inc.

Wendy Samford

916-858-5191

ir@cescatherapeutics.com

Investor Contact:

Rx Communications

Paula Schwartz

917-322-2216

pschwartz@rxir.com

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